UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2006
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File Number)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road
Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip code)
(978) 682-8300
(Registrant’s telephone number, including area code):
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1 Separation Agreement between NaviSite and Mr. Becker.
EX-99.2 Separation Agreement between NaviSite and Mr. Gavin.
EX-99.3 Separation Agreement between NaviSite and Ms. Cormier.

Item 1.01 Entry into a Material Definitive Agreement.
     On April 6, 2006, NaviSite, Inc. (“NaviSite”) entered into a Separation Agreement (each, a “Separation Agreement”) with each of Arthur P. Becker, NaviSite’s President, Chief Executive Officer and a Director, John J. Gavin, Jr., NaviSite’s Chief Financial Officer and Treasurer, and Monique Cormier, NaviSite’s General Counsel and Secretary.
     The Separation Agreement with Mr. Becker and Ms. Cormier provides that if the employee’s employment is terminated by NaviSite other than for cause (as defined), disability (as defined) or death, or by the employee for good reason (as defined) following a change of control (as defined), then NaviSite shall be obligated to (i) pay the employee as severance the employee’s annual base salary in effect on the date of termination for a period of six months, (ii) pay a lump sum bonus payment to the employee equal to the employee’s target bonus for the current fiscal year pro rated to the date of termination, (iii) pay to the employee any unpaid bonus from the prior fiscal year, (iv) pay all legal fees and expenses incurred by the employee in seeking to obtain or enforce any right provided by the Separation Agreement, and (v) reimburse the employee for COBRA payments for health and welfare benefits continuation if the employee elects COBRA coverage for a period of six months. The employee will not be entitled to the foregoing benefits if an equivalent benefit is received by the employee from another employer during the six month period following the employee’s termination.
     The Separation Agreement with Mr. Gavin provides that if his employment is terminated by NaviSite other than for cause (as defined), disability (as defined) or death, or by him for good reason (as defined) following a change of control (as defined), then NaviSite shall be obligated to (i) pay Mr. Gavin as severance his annual base salary in effect on the date of termination for a period of six months, in the case of a termination by NaviSite other than for cause, disability or death, or for a period of twelve months, in the case of a termination by Mr. Gavin for good reason, (ii) pay a lump sum bonus payment to Mr. Gavin equal to his target bonus for the current fiscal year pro rated to the date of termination, (iii) pay to Mr. Gavin any unpaid bonus from the prior fiscal year, (iv) pay all legal fees and expenses incurred by Mr. Gavin in seeking to obtain or enforce any right provided by the Separation Agreement, and (v) reimburse Mr. Gavin for COBRA payments for health and welfare benefits continuation if he elects COBRA coverage for a period of six months, in the case of a termination by NaviSite other than for cause, disability or death, or for a period of twelve months, in the case of a termination by Mr. Gavin for good reason. Mr. Gavin will not be entitled to the foregoing benefits if an equivalent benefit is received by him from another employer during the six month period following his termination, in the case of a termination by NaviSite other than for cause, disability or death, or for a period of twelve months in the case of a termination by him for good reason.
     Mr. Gavin’s employment agreement with NaviSite dated May 6, 2004 was terminated in connection with the execution of his Separation Agreement.
     Each Separation Agreement also provides that following a change of control (as defined) of NaviSite, all options and shares of restricted stock issued to the employee under NaviSite’s Amended and Restated 2003 Stock Incentive Plan or any other NaviSite stock incentive plan will become exercisable and vested in full on the date of the change of control.
     NaviSite’s obligations to provide the forgoing benefits is subject to the effectiveness of a general waiver and release from the employee in favor of NaviSite, its directors, officers, employees, representatives, agents and affiliates in a form satisfactory to NaviSite.
     The foregoing description of the Separation Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreements, which are filed as exhibits to this Form 8-K and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISITE, INC.
Date: April 11, 2006	/s/ John J. Gavin, Jr.
John J. Gavin, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement between NaviSite and Arthur Becker dated April 3, 2006.

99.2	Separation Agreement between NaviSite and John J. Gavin, Jr. dated April 6, 2006.

99.3	Separation Agreement between NaviSite and Monique Cormier dated April 3, 2006.